SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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EQUICAP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EQUICAP, INC.
224 Tianmushan Road
Zhongrong Chengshi Huayuan 5-1-602
Zhangzhou, P.R. China 310007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2010

The Annual Meeting of Shareholders of Equicap, Inc. will be held on Friday, May 21, 2010 at 9:00 a.m. at 173 Yugu Lu, Zhongtian Dasha, 16-L, Hangzhou, 310007 China, for the following purposes:

1.	To elect three members of the Board of Directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified;

2.	To approve an amendment to the certificate of incorporation to change the name of the corporation to “ZHONGCHAI MACHINERY, INC.;”

3.	To approve the 2010 Performance Equity Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The transfer books will not be closed for the Annual Meeting. The Board of Directors has fixed the close of business on April 26, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, or any adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

By Order of the Board of Directors

Peter Wang
President

Hangzhou, China
May 3, 2010

Equicap, Inc.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2010

TABLE OF CONTENTS

Information Concerning Solicitation and Voting	1
Proposal 1: Election of Directors	2
Board of Directors and Committees of the Board	3
Proposal 2: Approval of Name Change of the Company	7
Proposal 3: Approval of 2010 Performance Equity Plan	7
Stock Ownership Information	11
Certain Relationships and Related Transactions	12
Audit Fees and Expenses	12
Independent Accountants	13
Incorporation by Reference	13
Shareholder Proposals and Nominations	13
Discretionary Voting of Proxies on Other Matters	13
Appendix A – Form of Amendment to Change Name	14
Appendix B – 2010 Performance Equity Plan	15

Equicap, Inc.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 21, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the enclosed form of proxy are being furnished in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at 9:00 a.m. on Friday, May 21, 2010 and any adjournments thereof for the following purposes:

1.	To elect three members of the Board of Directors to hold office until the next annual meeting or until their respective successors are duly elected and qualified;

2.	To approve an amendment to the certificate of incorporation to change the name of the corporation to “ ZHONGCHAI MACHINERY, INC.;”

3.	To approve the 2010 Performance Equity Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The Annual Meeting will be held at 173 Yugu Lu, Zhongtian Dasha, 16-L, Hangzhou, 310007 China. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about May 3, 2010.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on April 26, 2010 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of April 26, 2010, we had issued and outstanding 27,613,019 shares of common stock, par value $.001 per share. Each shareholder is entitled to one vote for each share of common stock registered in his or her name on the record date.

Voting and Revocation of Proxies

Proxies in the form enclosed are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxies by our Board of Directors. Any proxy given pursuant to this solicitation and received in time for the meeting will be voted as specified in the returned proxy. If no instructions are given, proxies returned by shareholders will be voted FOR the election of the director nominees, FOR approval of the change of name, and FOR approval of the 2010 Performance Equity Plan. With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion. Any proxy may be revoked by written notice received by our corporate Secretary at any time prior to the voting at the meeting, by submitting a subsequent proxy, or by attending the Annual Meeting and voting in person. Attendance by a shareholder at the annual meeting does not alone serve to revoke his or her proxy.

The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by his or her proxy are not being voted (“shareholder withholding”) with respect to a particular matter. Similarly, a broker may not be permitted to vote stock (“broker non-vote”) held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy which are not being voted on a particular matter because of either shareholder withholding or broker non-vote will not be considered shares present and entitled to vote on the matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

The directors will be elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees who receive the highest number of votes in their favor will be elected as our directors. Consequently, any shares not voted for a particular nominee, because of either shareholder withholding or broker non-vote, will not be counted in the nominee’s favor.

The approval of the change of name must be approved by the affirmative vote of a majority of the shares outstanding. Abstentions from voting with respect to the proposal will have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposal and will have the effect of a vote against the proposal.

All other matters that may be brought before the shareholders, including the proposal to approve the 2010 Performance Equity Plan, must be approved by the affirmative vote of a majority of the votes cast at the meeting unless the governing corporate law requires otherwise. Abstentions from voting are counted as “votes cast” with respect to the proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote because of either shareholder withholding or broker non-vote are not deemed “votes cast” with respect to the proposal, and therefore will have no effect on the vote.

Solicitation of Proxies

We are soliciting the proxies of shareholders pursuant to this proxy statement. We will bear the cost of this proxy solicitation. In addition to solicitations of proxies by use of the mail, some of our officers or employees, without additional remuneration, may solicit proxies personally or by telephone. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which contains our audited financial statements, is being mailed along with this proxy statement. We will provide to you exhibits to the Annual Report upon payment of a fee of $0.25 per page, plus $25.00 postage and handling charge, if requested in writing to the Secretary, 224 Tianmushan Road, Zhongrong Chengshi Huayuan 5-1-602, Zhangzhou, P.R. China 310007.

PROPOSAL 1: ELECTION OF DIRECTORS

The three persons listed below have been designated by our Board of Directors as nominees for election as directors to serve until the next annual meeting of shareholders at which they will be elected or until their respective successors have been elected and qualified. At this Annual Meeting, six persons have been nominated. Unless otherwise specified, the proxies solicited by management will be voted FOR the election of these candidates. In case any of these persons become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other person in accordance with their judgment.

Name	Age	Position with the Company

Peter Wang	55	President and Chairman of the Board
Rong Shi	35	Director
Chris X. Chen	39	Director

Mr. Peter Wang has been the Company’s Chairman of the Board of Directors  and President since April 2006, and since February 28, 2010 the acting interim Chief Financial Officer. He has more than 20 years of experience in technology and service area with strong background in research and development, operations and corporate management. Mr. Wang successfully co-founded a telecom venture in China, Unitech Telecom (now named UTStarcom, NASDAQ: UTSI) in 1990 and was the Executive Vice President until August 30, 1995. From August 1995 to December 2000, Mr. Wang was the Chairman and CEO of World Communication Group.  From December 2000 to July 2009, Mr. Wang was Chairman and CEO of China Quantum Communication Limited (later changed to Techedge, Inc. and then to China Biopharma, Inc. (Pink Sheet: CHBO)). Mr. Peter has also served as a director at PacificNet, Inc. (NASDAQ: PACT) until early 2007. Before forming his own companies, Mr. Wang worked at AT&T Bell Labs during 1987-1990 and Racal-Milgo Information System during 1983-1987. Mr. Wang was also a co-chairman of Business Advisory Council of the National Republican Congressional Committee during the period 1994-1995. In 2004, Mr. Wang received Outstanding 50 Asian Americans in Business Award. Mr. Wang earned his BS in Math & Computer Science and MS in Electrical Engineering from University of Illinois in 1983, as well as MBA in Marketing from Southeast-Nova University in 1986.  Mr. Wang has been nominated because of his position as founder of Equicap, his background in running public companies and his experience with developing companies in the Chinese and international markets.

Mr. Rong Shi has been Chairman and founder of Zhejiang Shengte Investment Co., Ltd. since August 2004. Mr. Shi founded and worked as General Manager of Zhejiang Bokai Auto A/C Compressor Co., Ltd. between March 2003 and October 2005. He was member of Oversight Committee of Rongda Trading Company during 2005 and 2006. Mr. Shi has the Certificate for Sarbanes Oxley Train Program from Shanghai Financing University and Certificate for Compliance Officer for Public Company from China Stock Exchanges. Mr. Shi earned his MBA degree from Macao University of Science and Technology in 2003 and his BA degree from Shaoxin Liberal Arts College in 1997. Mr. Shi has been nominated because of his experience with industrial companies and investment background and knowledge of the component business. Additionally, his financial, corporate governance and compliance background will be beneficial to the demands of a public company.

Mr. Chris X. Chen has been the General Manager of Manheim China since February 2007, where he manages Manheim’s overall business operation in China. From April 2005 to January of 2007, Mr. Chen worked as Principal, Director, Marketing Manager of SAP AG for its global business operations in Germany, Singapore, and Canada, from January, 2001 to August, 2003, as a Project Manager of IBM Global Service in Canada, and from 1995 to 1999,as a Sales Industry Manager of Oracle Corporation, in China. Mr. Chen earned his MBA from INSEAD in France in 2004 and MS in Software Engineering from McMaster University in Canada in 2001, as well as his Bachelor of Engineering from Jiaotong University in China in 1992.  Mr. Chen will add to the technical expertise relating to engineering and business operations from his years of international experience with major international companies.

Mr. Haining Liu was not re-nominated to be proposed as a director of the Company.  Mr. Liu indicated that he wanted to pursue other endeavors and thought that it was appropriate for other persons to be offered for election as directors as the Company has begun to consolidate its business plan and to pursue expansionary development within China and internationally.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Board Meetings, Committees and Independent Directors

The board of directors considers and decides all major decisions.  The board has not established any standing committees.  The board has affirmatively determined that Mr. Chris X. Chen will be an independent director as defined by applicable securities law and corporate governance guidelines.

By a consent action of the board, the number of directors of the board has been set to be three persons as of the date of the Annual Meeting.

If Equicap seeks listing of its shares on a United States securities exchange, then it will take action prior to listing to comply with all corporate governance requirements of the selected exchange, including having audit and executive compensation committees.

The board of directors does not have a nominations committee because there are a limited number of directors, and the board believes that shareholder suggestions would be known to the entire board if and when communicated to the Company. As such, the board of directors believes there will be sufficient communication by shareholders with the board about matters and nominees to be brought to its attention.

Currently the board of directors functions as an audit committee and performs some of the same functions as an audit committee including: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (3) engaging outside advisors.  The Company is not a "listed company" under SEC rules and is therefore not required to have an audit committee comprised of independent directors.  The board has determined that its members do not include a person who is an "audit committee financial expert" within the meaning of the rules and regulations of the SEC.  The board has determined, however, that each of its members is able to read and understand fundamental financial statements and has substantial business experience that results in that member's financial sophistication.  Accordingly, the board believes that each of its members have the sufficient knowledge and experience necessary to fulfill the duties and obligations that an audit committee would have.

During the fiscal year ended June 30, 2009, our Board of Directors met two times and acted by unanimous consent two times. All of our directors attended at least 75% of the Board meetings during the last fiscal year. The directors are strongly encouraged to attend meetings of shareholders. Members of our Board of Directors are elected annually by our shareholders and may be removed as provided for in the corporations laws of the State of Nevada and our by-laws.

Shareholder-Director Communication

The board of directors has determined not to adopt a formal methodology for communications from shareholders on the belief that any communication would be brought to the boards' attention by virtue of the co-extensive employment by one of the members of the board of directors as management persons.

Code of Ethics and Shareholder Contact

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

1)           Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2)           Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to the Securities and Exchange Commission and in other public communications made by Equicap;

3)           Compliance with applicable government laws, rules and regulations;

4)           The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

5)           Accountability for adherence to the code.

Equicap adopted a formal code of ethics statement that is designed to deter wrong doing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that Equicap files or submits to the SEC and others.  A copy of the form of Equicap’s code of ethics is filed as an exhibit to a Report on Form 8-K dated March 9, 2007.  Requests for copies of Equicap’s code of ethics should be sent in writing to 224 Tianmushan Road, Zhongrong Chengshi Huayuan 5-1-602, Hangzhou 310007, P.R. China, Attention: Secretary.

Shareholders may contact members of the Board of Directors by writing to them in care of our corporate Secretary at the headquarters. The corporate Secretary will forward correspondence received to the directors from time to time. This procedure was approved by the independent director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and ten percent shareholders are charged by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended June 30, 2009, all filing requirements applicable to our executive officers, directors and ten percent shareholders were fulfilled.

Executive Compensation

The table below sets forth for the fiscal year ended June 30, 2009, the compensation of the President and the three other most highly compensated executive officers of Equicap.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Peter Wang, Chairman	2008	$50,000	-	-	-	-	-	$50,000
and President	2009	$50,000	-	-	-	-	-	$50,000

Jason Lu, Chief Executive	2008	$75,000	-	-	-	-	-	$75,000
Officer (1)	2009	$68,750	-	-	-	-	-	$68,750

David Ming He, Chief	2008	$48,000	-	-	-	-	-	$48,000
Financial Officer (2)	2009	$48,000	-	-	-	-	-	$48,000

Philip Widmann, SVP	2008	$45,000	-	-	-	-	-	$45,000
Global Marketing (3)	2009	$-0-	-	-	-	-	-	$-0-

(1)	Mr. Jason Lu resigned from the positions of chief executive officer and director of the Company on May 18, 2009.

(2)	Mr. David Ming He resigned from the position of Chief Financial Officer effective February 28, 2009.

(3)	Mr. Philip Widmann did not receive cash salary payment from the Company for fiscal 2009. Mr. Widmann discontinued service with the Company as result of the Company’s sale of IBC on June 15, 2009.

The following table sets forth information concerning the other compensation granted to the named executive officers for the fiscal year ended June 30, 2009.

Name	Year	Medical Premiums	401K Employer Match
Peter Wang	2009	$12,000	-
Jason Lu	2009	$11,000	-
David Ming He	2009	$12,000	-
Philip Widmann	2009	$16,204	-

The following table sets forth information concerning the outstanding equity awards granted to the named executive officers at June 30, 2009.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David Ming He	–	183,275	$1.065	1/14/2012

Director Compensation

The directors of the Company are not compensated for their services as directors.

2006 Stock Option Plan

Usunco, a subsidiary of the Company, adopted its 2006 Stock Option Plan on May 18, 2006 by the board of directors and approved by the shareholders on May 18, 2006. The plan provides for the issuance of up to 1,970,698 shares of common stock under incentive or non-statutory stock options. The plan is administered by the board of directors. The board of directors, at the time of a grant, will determine the type of option, the exercise price, vesting schedule, and expiration date, as well as any other terms of the grant. The minimum exercise price of incentive stock option cannot be less than 75% (or 100% if granted to an employee who, at the time of grant of such option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary) of the fair market value on the date of the grant, and the minimum exercise price of non-statutory stock option cannot be less than 100% of the fair market value on the date of the grant. Incentive stock options may be granted only to employees, otherwise options may be granted to officers, directors, employees and consultants, or collectively “Service Providers”. No stock options were awarded during the fiscal year ended June 30, 2008. Currently, there are 366,550 shares which Usunco has committed to issue as incentive stock option grants under the plan at an average weighted exercise of $1.065 per share.  The Company plans to take steps to provide any options that were committed to be issued under this plan are modified to provide that they will be issued under a plan under which the shares to be issued will be those of Equicap rather than Usunco.

Executive Compensation Determination

It is the intention of Equicap to determine executive compensation by a decision of the majority of the directors, at a meeting at which the chief executive officer will not be present.  In the future, the board may establish a compensation committee.

From time to time key employees may receive a cash bonus as rewards for their job performance that meet or exceed the operation goals and results set up by the board of directors or high-level management. The Company will also consider other employee benefits for which it will assume the cost, such as health and dental insurance benefits.  The Company also will reimburse employees for their travel expenses.

PROPOSAL 2: APPROVAL OF THE NAME CHANGE OF THE COMPANY

Proposal

The Shareholders are being requested to approve an amendment to change the name of the Company from “Equicap, Inc.” to “Zhongchai Machinery, Inc.”  The purpose of the name change is to better reflect the Company's business focus.

The Board of Directors approved the name change by action on April 16, 2010, and are submitting this proposal, in accordance with Nevada law, to obtain the approval of the Shareholders.  The Board of Directors has reserved the right not to change the name of the Company if they believe it to be in the best interests of the Company.

The Certificate of Amendment to the Company's Certificate of Incorporation changing the name of the Company to “Zhongchai Machinery, Inc.” will not become effective until it is filed with and accepted by the Secretary of the State of Nevada.  The filing will be made after the approval of Shareholders is obtained.

The Certificate of Amendment will amend Article FIRST of the Company's Certificate of Incorporation to read as set forth in the text of the proposed  Amendment to our Certificate of Incorporation attached as Exhibit A to this Information Statement.

Principal Effects of the Name Change

Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name “Equicap, Inc.” will continue to be valid and represent shares of common stock following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

In conjunction with the change of name of the Company, the trading symbol of the Company’s common stock will also be changed.  The Company will apply to FINRA for a new trading symbol in connection with the change of name, and subsequently the common stock will be assigned a new trading symbol.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our voting stock is required to approve the proposal to change the name of the Company..

Our Board of Directors unanimously recommends a vote FOR the approval of the change in the name of the Company.

PROPOSAL 3: APPROVAL OF 2010 PERFORMANCE EQUITY PLAN

General

The 2010 Performance Equity Plan (“Plan”) has been approved by our Board of Directors and will take effect upon approval by the shareholders at the Annual Meeting. We are submitting the plan to our shareholders for their approval so that options granted under the plan may qualify for treatment as incentive stock options and awards under the plan may constitute performance-based compensation not subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”). A copy of the Plan is attached as Appendix B.

The Plan reserves 2,500,000 shares of our common stock for issuance in accordance with the Plan’s terms. The purpose of the Plan is to benefit the Company's shareholders by assisting the Company to attract, retain and provide incentives to employees and directors of, and non-employee consultants to, the Company and its affiliates, and to align the interests of such employees, directors and consultants with those of the Company's stockholders. The various types of incentive awards that may be provided under the plan are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business.

A summary of the principal features of the plan is provided below, but is qualified in its entirety by reference to the full text of the plan, which is attached to this proxy statement as an Appendix A.

Description of the Plan

Under the Option Plan, the Compensation Committee in its sole discretion may grant stock options, restricted stock and deferred stock, among other forms of awards, to the Company's employees, directors and consultants (or those of the Company's affiliates). The Company has reserved a total of 3,750,000 shares of common stock for issuance under the Option Plan.

Options. The Compensation Committee may grant two types of options under the Option Plan: (a) options qualifying as "incentive stock options" under the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC"), or any successor provision, and designated as such ("ISOs"), and (b) non-qualified stock options ("Non-Qualified").

The Compensation Committee determines the vesting schedule, the exercise price per share and other terms and conditions for each option. In the case of options intended to constitute ISOs or performance-based compensation within the meaning of Section 162(m) of the IRC, the exercise price may not be less than the fair market value of the Company's common stock on the date of grant. The Compensation Committee will determine the term of each option, which may not exceed ten years and is subject to further limitations as described herein.

ISOs may be granted only to employees. To the extent required by Section 422(d) of the IRC, the aggregate fair market value of shares of common stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year may not exceed $100,000. ISOs granted to a person considered to own more than 10% of the total combined voting power of all classes of the Company's outstanding stock, or the stock of any subsidiary or affiliate, may not be exercisable after the expiration of five years from the grant date and the option exercise price must be at least 110% of the fair market value of the common stock subject to the option.

Each option shall be evidenced by an option agreement. An option agreement may provide for the payment of the exercise price, in whole or in part, by the delivery of a number of shares of the Company's common stock (plus cash if necessary) having a fair market value equal to such exercise price. Moreover, an option agreement may provide for a "cashless exercise" of the option by establishing procedures whereby the holder, by a properly-executed written notice, directs (a) an immediate market sale or margin loan respecting all or a part of the shares of common stock to which he or she is entitled upon exercise pursuant to an extension of credit by the Company to the holder equal to the exercise price, (b) the delivery of shares of the Company's common stock from the Company directly to a brokerage firm, and (c) the delivery of the exercise price from sale or margin loan proceeds from the brokerage firm directly to the Company.

Restricted Stock.  The board of directors or committee may award shares of our common stock which are subject to restrictions as the board of directors or committee may determine in addition to, or in lieu of, other awards granted to participants under the plan.  A participant will have the right to vote the restricted stock granted to him and to receive dividend payments distributed on the shares in the form of cash or cash equivalents.  However, during the time that restricted stock is subject to forfeiture and until the restricted stock is fully vested, we will retain custody of the stock certificate representing the restricted shares and will retain custody of all distributions, other than payment of dividends in cash or in cash equivalents, made or declared with respect to the restricted stock.

Deferred Stock.  The board of directors or committee may award shares of our common stock to be received at the end of a specified deferral period and upon satisfaction of any other applicable restrictions, terms and conditions provided for in the grant of the award.  A participant will not have any rights as a stockholder by virtue of the award of deferred stock until the expiration of the applicable deferral period and the issuance by of a stock certificate evidencing the award of the deferred stock.

To the extent any option or award expires unexercised or is canceled, terminated or forfeited in any manner without the issuance of common stock, such shares shall again be available for issuance under the Option Plan.

The Company's Board of Directors has the right to alter or amend the Option Plan and the Compensation Committee has broad authority to administer the Option Plan, including the right to amend the terms of any granted option, whether or not vested. However, the Compensation Committee may not lower the exercise price of any outstanding option other than in specified situations provided for in the Option Plan. The Option Plan prohibits terms, adjustments or actions by the Compensation Committee that that would result in an option being considered "nonqualified deferred compensation," within the meaning of Section 409A of the IRC, so as to cause an option or the Option Plan to become subject to the requirements of Section 409A of the IRC. The Company's Board of Directors in its discretion may terminate the Option Plan at any time with respect to any shares of the Company's common stock for which an option has not yet been granted.

Federal Income Tax Consequences

The following discussion is a general summary of the principal federal income tax consequences under current law relating to awards that may be granted under the Plan to an individual. The summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

 Incentive Stock Options.  The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized by an individual upon a disposition of our common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee does not dispose of the shares of common stock within least two years after the date of grant nor within one year after the date of exercise (holding period requirement). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

 For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company from the date the option is granted through a date within three months before the date of exercise of the option.

 If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

 Non-Qualified Options.  The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

 If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

 A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

 In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. The ex-spouse will be subject to employment and income tax withholding at this time.

Restricted Stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and we will not qualify for any deduction.  At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock.  A participant’s shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16(b) of the Exchange Act.  The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock.  If a participant makes an election and thereafter forfeits the shares, no ordinary loss deduction will be allowed.  The forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture.  The loss will be a capital loss if the shares are capital assets.  If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.
On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

We generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in its taxable year in which the income is included in the participant’s gross income.

Deferred Stock.  A participant who receives an award of deferred stock will recognize no income on the grant of the award.  However, he or she will recognize ordinary compensation income on the transfer of the deferred stock, or the later lapse of a substantial risk of forfeiture to which the deferred stock is subject, if the participant does not make a Section 83(b) election, in accordance with the same rules as discussed above under the caption “Restricted stock.”

Because of the complexity of the tax law and because tax law consequences to any particular taxpayer may be affected by matters not discussed herein, each taxpayer is urged to consult with his, her or its tax advisor with respect to the specific tax consequences of the Plan.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the votes cast at the meeting is required to approve the Plan.

Our Board of Directors unanimously recommends a vote FOR the approval of the Plan.

STOCK OWNERSHIP INFORMATION

The following table sets forth certain information regarding common stock beneficially owned on April 26, 2010, for (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding common stock, (ii) each current executive officer and director, and (iii) all executive officers and directors as a group.  The table is based on a total of 27,613,019 shares of common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	% of common stock Beneficially Owned

Sinoquest Management Ltd. (2) 224 Tianmushan Road, Zhongrong Chengshi Huayuan 5-1-602, Hangzhou, 310007 P.R.C.	4,120,990	14.92%

Peter Wang (2) 224 Tianmushan Road, Zhongrong Chengshi Huayuan 5-1-602, Hangzhou, 310007 P.R.C.	1,957,470	7.09%

Haining Liu Huanchen Beilu Hangzhou, 310007 P.R.C.	–	*

Jason Zhongyuan Lu 10510 Hillsboro Road Santa Ana, CA 92705 U.S.A.	1,553,634	5.63%

Ruihua International Ltd. (3) 11/F Front Block, Hang Lok Building, 130 Wing Lok Street, Sheung Wan, Hong Kong	17,431,104	63.13%

All Directors and Executive Officers as a Group (2 persons) (4)	1,957,470	7.09%

*	Less than 1%
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which include holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(2)	Peter Wang has a 47.5% beneficial ownership in Sinoquest Management Limited.

(3)
Ruihua International Limited ("Ruihua") has an address at 11/F Front Block, Hang Lok Building, 130 Wing Lok Street, Sheung Wan, Hong Kong.  The officer and director of Ruihua who has the right to vote and dispose of the shares is Mr. Yang Yong Hu.  The foregoing information is derived from an amended 13D filed by Ruihua with the SEC on August 4, 2009.

(4)	Consists of Peter Wang and Haining Liu.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended June 30, 2009, other than as set forth in this section, the Company did not enter into any related party transactions with any director, officer, nominee for director, beneficial owner of 5% or more of the equity securities of the Company, or their family members.

During the fiscal year ended June 30, 2008, the Company and Xinchai Holding Group Co., Ltd. (“Xinchai Holding”), the original joint venture partner of the ZhongChai JV, determined to place the distribution agreement between the ZhongChai JV and Xinchai Holding in suspension so that the joint venture could focus its resources on development of the gear and gearbox products of Xinchang Keyi and their marketing.  The joint venture partners determined to put the agreement in suspension because the economics of distributing the Xinchai Holding products under the distribution agreement had been adversely affected by several factors, notably the dramatic increase in the product costs because of the cost of steel which cut into margins and the disinclination of the equipment integrators who use those products to buy engines from a middleman with the added costs, and the overall competition in the industry segment.  The use of a suspension arrangement was so the parties could ultimately work to continue to pursue the joint venture in some other profitable endeavor.  As a result, Zhongchai JV agreed to work with Xinchai Holding to produce gearboxes that will be sold stand-alone to Xinchai’s customers or sold with the diesel engines made by Xinchai’s subsidiary as a diesel power-train. It was believed that this rearrangement would change Zhongchai JV’s market position from a middleman to an original manufacturer, which is more acceptable in the OEM marketplace.

In October 2007, Zhongchai JV and Xinchai Holding entered into a letter of intent (“LOI”) regarding the “Hangchai Project,” a project to establish Hangzhou Xinchai Company Limited (“Hangzhou Xinchai”) in Hangzhou, for the purpose of manufacturing diesel engines, engine components and related products. At the time of the LOI execution, Xinchai Holding had obtained approvals from the relevant government authorities for the Hangchai Project, and had initiated the processes of establishing the Company and bidding for land. The LOI, among other things, also provided for ZhongChai JV to place a deposit of up to RMB 35 million with Xinchai Holding.  The deposit was only to satisfy the payments or registered capital requirements related to the Hangchai Project.  The LOI is terminable if within 12 months of its execution the Hangchai Project is not completed or ZhongChai JV decides not to pursue the transaction.  On termination, Xinchai Holding is obliged to refund to Zhongchai JV the full amount of the deposit.  Due to changes in the macro economic conditions and business operations for the proposed project, ZhongChai JV has decided not to pursue the project, and Xinchai Holding has agreed with that decision.  All of the deposit placed has been refunded by end of fiscal year ended June 30, 2009 except that a RMB 4 million will be returned until governmental approval for cancellation of Hangzhou Xinchai is obtained in compliance with local regulations.

AUDIT FEES AND EXPENSES

The following table shows the fees paid or accrued for the audit and other services provided by Patrizio & Zhao for the fiscal years ended June 30, 2008 and June 30, 2009:

	June 30, 2008	June 30, 2009
Audit Fees	$93,000	$93,000
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
	$93,000	$93,000

Audit services of Patrizio & Zhao for the fiscal years 2008 and 2009 consisted of the audit of the year end financial statements and the review of the quarterly financial statements of the Company and registration statements and other SEC filings.

Because the board of directors of the Company does not have an audit committee, the above services and engagements were approved by the board of directors.

INDEPENDENT ACCOUNTANTS

Patrizio and Zhao was our independent accountants for the fiscal year ending June 30, 2010, and have been retained for the fiscal year ending June 30, 2010.  A representative of Patrizio and Zhao will be available at the meeting or by telephone conference to answer questions by the shareholders.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including our audited financial statements and supplementary data, management’s discussion and analysis of financial condition and results of operations and our quantitative and qualitative disclosures about market risk.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Proposals of shareholders intended to be presented at the 2011 annual meeting must be received at our offices by December 29, 2010 for inclusion in the proxy materials relating to that meeting.

Our by-laws contain provisions intended to promote the efficient functioning of our shareholder meetings. Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.

Under the by-laws, shareholders must provide us with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2011 no later than December 29, 2010. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder’s number of shares of common stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of common stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

Shareholder proposals or nominations should be addressed to Secretary, 224 Tianmushan Road, Zhongrong Chengshi Huayuan 5-1-602, Zhangzhou, P.R. China 310007.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not now intend to bring before the annual meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the board of directors intend to present at the annual meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the annual meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

Appendix A – Form of Certificate of Amendment

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4520
(775) 684-7708
Website:  www.nvsos.com

Certificate of Amendment (PURUSANTU TO NRS 78.385 and 78.390)

USE BLANK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.         Name of corporation:                             EQUICAP, INC.

2.         The articles have been amended as follows (provide article numbers, if available):
Article First – As of the filing date of this amendment, the name of the Company shall be “Zhongchai Machinery, Inc.

3.         The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:         shares of voting stock representing      % of the outstanding voting power of the corporation approved this amendment by a vote of the shareholders at an annual meeting held on May 21, 2010.

4.         Effective date of filing (optional):  ___________________________________________________.
(must not be later than 30 days after the effective date)

5.         Officer Signature (required):         ____________________________________________________
Peter Wang, President

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees.

Appendix B – Form of 2010 Performance Equity Plan

Approved by Board of Directors on April 16, 2010
Approved by Stockholders on ______, 2010

EQUICAP, INC.

2010 Performance Equity Plan

Section 1.            Purpose; Definitions.

1.1       Purpose.  The purpose of the 2010 Performance Equity Plan of Equicap, Inc. (“Company”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and to its wholly and partially owned Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company.  The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2       Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Award Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)         “Board” means the Board of Directors of the Company.

(c)           “Cause” means the termination of employment of a Holder by the Company for a reason defined by the Committee as being for cause for purposes of this Plan. Notwithstanding the forgoing, if a Holder is a party to a written agreement embodying the material terms of his employment by the Company or a Subsidiary and “cause” has been defined thereunder, the definition of “cause” contained in such written agreement shall control. Otherwise, cause shall mean (i) an unauthorized use or disclosure of the Company's or a Subsidiary’s confidential information or trade secrets by a Holder, which use or disclosure causes material harm to the Company of the Subsidiary, (ii) a material breach of any agreement between the Company or a Subsidiary and the Holder that relates to or was entered into in connection with the Holder’s employment by, or consultancy with, the Company or a Subsidiary (“Employment/Consulting Agreement”), (iii) a material failure to comply with the written policies or rules of the Company or a Subsidiary, (iv) conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof, (v) a continued failure to perform assigned duties, consistent with any Employment/Consulting Agreement, after receiving written notification of such failure from the  Board, (vi) repeated acts of insubordination, or (vii) irresponsible, unauthorized acts or any willful misconduct, gross negligence or willful failure to act which has, or can reasonably be expected to have, a material adverse effect on the business, financial condition or performance, reputation or prospects of the Company

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, and the regulations promulgated thereunder.

(e)           “Committee” means the Compensation Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof.  If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(f)           “Common Stock” means the Common Stock of the Company, $0.001 par value per share.

(g)          “Company” means Equicap, Inc., a corporation organized under the laws of the State of Nevada.

(h)          “Deferred Stock” means Common Stock to be received under an award made pursuant to Section 7, below, at the end of a specified deferral period.

(i)           “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.  Notwithstanding the forgoing, if a Holder is a party to a written agreement embodying the material terms of his employment by the Company or a Subsidiary and “disability” has been defined thereunder, the definition of “disability” contained in such written agreement shall control.

(j)           “Effective Date” means the date set forth in Section 11.1 below.

(k)           “Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company.  A person shall not cease to be an Employee in the case of (i) any military, sick leave or other bona fide leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If the period of leave exceeds ninety (90) days and reemployment upon expiration of such leave is not so guaranteed, any Incentive Stock Option held by the Holder shall cease to be treated as an Incentive Stock Option on the 180th day following the first day of such leave and shall thereafter be treated for tax purposes as a Nonqualified Stock Option.  Neither service as a director of the Company nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)           “Fair Market Value”, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date:  (i) if the Common Stock is listed on a national securities exchange or regularly quoted on the Nasdaq Stock Market LLC (“Nasdaq”) or the OTC Bulletin Board (“OTC BB”), the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange, Nasdaq or the OTC BB, as the case may be, or if no sale was reported on that date, then on the last preceding date on which such sale took place; (ii) if the Common Stock is not listed on a national securities exchange or regularly quoted on the Nasdaq or the OTC BB, but is regularly traded in the residual over-the-counter market, the last sale price of the  Common Stock on such date, as reported by Pink OTC Markets Inc. or  similar publisher of such information, or if no sale was reported on that date, then on the last preceding date on which such sale took place; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.  Notwithstanding the foregoing, the Committee may use any other definition of Fair Market Value consistent with applicable tax, accounting and other rules.

(m)         “Holder” means a person who has received an award under the Plan.

(n)          “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o)          “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p)          “Other Stock-Based Award” means an award under Section 8, below, that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(q)          “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(r)           “Plan” means this Equicap, Inc. 2010 Performance Equity Plan, as hereinafter amended from time to time

(s)           “Plan Stock” means the Common Stock subject to an award under this Plan.

(t)           “Repurchase Value” shall mean the Fair Market Value in the event the award to be settled under Section 2.2(h) or repurchased under Section 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) in the event the award is a Stock Option; in each case, multiplied by the number of shares subject to the award.

(u)          “Restricted Stock” means Common Stock received under an award made pursuant to Section 6, below, that is subject to restrictions under said Section 6.

(v)          “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(w)         “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(x)           “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

Section 2.             Administration.

2.1       Committee Membership.  The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.  If the Common Stock is registered under Section 12 of the Exchange Act or the Company is a reporting company under the Exchange Act, then the Committee, to the extent possible and deemed to be appropriate by the Board, shall consist solely of two or more “non-employee directors” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and “outside directors” within the meaning of Section 162(m) of the Code.

2.2       Powers of Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan:  (i) Stock Options, (ii) Restricted Stock, (iii) Deferred Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)          to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Restricted Stock, Deferred Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b)          to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)          to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)          to determine Fair Market Value;

(e)          to determine the terms and conditions under which awards granted hereunder are to operate in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan

(f)           to permit a Holder to satisfy withholding tax obligations by electing to have the Company withhold from the shares of Common Stock to be issued upon exercise or vesting of the award that number of shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by Holders to have shares withheld for this purpose shall be made in such form and under such conditions as the Committee may deem necessary or advisable;

(g)          to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms; and

(h)          to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

2.3       Interpretation of Plan; Liability.

(a)          Committee Authority. Subject to Section 10, below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Award Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, below, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b)          Incentive Stock Options.  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options or any Award Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

(c)          Compliance with Code Section 409A. It is the intent of the Company that the plan qualifies under Code Section 409A and all Awards granted to all Participants shall be made in accordance with Code Section 409A (including the Treasury Regulations promulgated thereunder and any future interpretation or guidance published by the Internal Revenue Service). It is the intent of the Company that the Plan meets, is operated and maintained in accordance with the requirements of Code Section 409A and that no participant should be subject to any additional tax or interest as a result of Code Section 409A. Notwithstanding anything to the contrary in the Plan, the Company reserves the right unilaterally to amend or modify the Plan or any Award Agreement as it deems necessary or advisable, in its sole discretion, to avoid the imposition of any additional tax, interest or penalty under Code Section 409A on any Holder.

(d)          Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination..

Section 3.             Stock Subject to Plan.

3.1       Number of Shares. Subject to Section 3.2, below, the total number of shares of Common Stock reserved and available for issuance under the Plan shall be 2,500,000 shares. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If shares of Common Stock that are subject to an outstanding Stock Option cease to be subject to such Stock Option, or if any shares of Common Stock that are subject to any Restricted Stock award, Deferred Stock award or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then the number of shares available under the Plan shall be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option. Notwithstanding anything contained herein to the contrary, but subject to Section 3.2, below, the Committee shall not grant to any one Holder in any one calendar year awards for more than 250,000 shares in the aggregate.

3.2       Adjustment Upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

Section 4.             Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company.  No Incentive Stock Option shall be granted to any person who is not an Employee at the time of grant.  Notwithstanding the foregoing, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services.

Section 5.             Stock Options.

5.1       Grant and Exercise.  Stock Options granted under the Plan may be of two types:  (i) Incentive Stock Options and (ii) Nonqualified Stock Options.  Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve.  Subject to Section 5.2, below, the maximum number of Shares that may be issuable upon the exercise of Incentive Stock Options awarded under the Plan shall be 2,500,000.  The Committee shall have the authority to grant Incentive Stock Options or Non-Qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan.  To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2       Terms and Conditions.  Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)          Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that (i) an Incentive Stock Option may be granted only within the ten-year period commencing from the Effective Date and (ii) in no event shall the term of any Stock Option exceed a period of ten years from the date of grant (or five years in the case of an Incentive Stock Option granted to an Employee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary (“10% Stockholder”)).

(b)          Exercise Price.  The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110% of the Fair Market Value on the date of grant.

(c)          Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Section 9, below.  If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.  The vesting provisions of individual Stock Options may vary.

(d)          Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Award Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law, including, but not limited to, permitting payment by surrender of a portion of the Stock Option that has a “value” equal to the difference between the purchase price of the Common Stock issuable upon exercise of the Option and the Fair Market Value on the date prior to exercise, multiplied by the number of Shares underlying the portion of the Stock Option being surrendered, all as may be set forth in the Award Agreement representing such Stock Option. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). Payments in the form of Common Stock shall be valued at the Fair Market Value on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. A Holder shall have none of the rights of a Stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option. The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e)          Transferability. Except as may be set forth in the next sentence of this Section or in the Award Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, in exchange for an interest in that entity, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require. In such event, the transferee shall remain subject to all the terms and conditions applicable to the Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets.

(f)           Termination by Reason of Death.  If a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Award Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that is vested as of the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such lesser period as the Committee may specify in the Award Agreement) from the date of such death, but in no event later than the expiration of the stated term of such Stock Option.

(g)          Termination by Reason of Disability.  If a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Award Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that is vested as of the date of termination may thereafter be exercised by the Holder for a period of one year (or such lesser period as the Committee may specify in the Award Agreement) from the date of such termination of employment, but in no event later than the expiration of the stated term of such Stock Option.

(h)          Other Termination.  Unless otherwise determined by the Committee and set forth in the Award Agreement, if such Holder’s employment or retention by, or association with, the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause the vested portion of the Stock Option as of the date of termination may be exercised for the lesser of 90 days after termination of employment or the balance of such Stock Option’s term.

(i)           Buyout and Settlement Provisions.  The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

5.3       Additional Incentive Stock Option Provisions.

(a)          Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.  For purposes of this Section 5.3(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the shares shall be determined as of the time the Option with respect to such shares is granted

(b)          Each Employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the Employee was granted the Incentive Stock Option, or (b) one year after the date the Employee acquired Common Stock by exercising the Incentive Stock Option.  If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

Section 6.             Restricted Stock.

6.1       Grant.  Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan.  The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

6.2       Terms and Conditions.  Each Restricted Stock award shall be subject to the following terms and conditions:

(a)          Certificates.  Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded.  During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Award Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Award Agreement.

(b)          Rights of Holder.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.  The Holder will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Award Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)          Vesting; Forfeiture.  Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Award Agreement, subject to Section 9, below, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, subject to Section 9, below. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 7.             Deferred Stock.

7.1       Grant.  Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (“Deferral Period”) during which, and the conditions under which, receipt of the shares will be deferred, and all the other terms and conditions of the awards.

7.2       Terms and Conditions.  Each Deferred Stock award shall be subject to the following terms and conditions:

(a)          Certificates.  At the expiration of the Deferral Period, share certificates shall be issued and delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b)          Rights of Holder.  A person entitled to receive Deferred Stock shall not have any rights of a Stockholder by virtue of such award until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock.  The shares of Common Stock issuable upon expiration of the Deferral Period shall not be deemed outstanding by the Company until the expiration of such Deferral Period and the issuance and delivery of such Common Stock to the Holder.

(c)          Vesting; Forfeiture.  Upon the expiration of the Deferral Period with respect to each award of Deferred Stock and the satisfaction of any other applicable restrictions, terms and conditions all or part of such Deferred Stock shall become vested in accordance with the terms of the Award Agreement, subject to Section 9, below.  Any such Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock.

Section 8.             Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries.  Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company.  Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9.             Accelerated Vesting and Exercisability.

9.1       Non-Approved Transactions.  If any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (“Exchange Act”)), is or becomes the “beneficial owner” (as referred in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities in one or more transactions, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective agreements respecting such Stock Options and awards.

9.2       Approved Transactions.  The Committee may, in the event of an acquisition of substantially all of the Company’s assets or at least 65% of the combined voting power of the Company’s then outstanding securities in one or more transactions (including by way of merger or reorganization) which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, and (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award.

Section 10.           Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Award Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11.           Term of Plan.

11.1     Effective Date.  The Plan shall be effective as of April 16, 2010 (“Effective Date”), provided, however, that if the Plan is not approved by the Company’s stockholders within one year after the Effective Date, any Incentive Stock Options awarded under the Plan prior to the one year anniversary shall no longer be deemed Incentive Stock Options, but shall otherwise remain in full force and effect.

11.2     Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.  Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the Effective Date.

Section 12.           General Provisions.

12.1     Written Award Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Award Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee.  The Committee may terminate any award made under the Plan if the Award Agreement relating thereto is not executed and returned to the Company within 10 days after the Award Agreement has been delivered to the Holder for his or her execution.

12.2     Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3     Employees.

(a)           Termination for Cause. The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for Cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Shares that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated.  In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(b)           No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4     Investment Representations; Company Policy.  The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.  Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5     Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6     Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount.  If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement.  The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7     Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Nevada.

12.8     Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9     Non-Transferability.  Except as otherwise expressly provided in the Plan or the Award Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10   Applicable Laws.  The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933 (the “Securities Act”), as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11   Conflicts.  If any of the terms or provisions of any Award Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.  Additionally, if any Award Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12   Non-Registered Stock.  The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the Nasdaq.

EQUICAP, INC.

PROXY

2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EQUICAP, INC.

The undersigned hereby appoints PETER WANG as Proxy, with full power of substitution, and hereby authorizes him to vote, as designated below, all shares (unless a lesser number is specified on the other side) of common stock, par value $.001 per share of Equicap, Inc. (the “Company”) at the annual meeting of stockholders of the Company to be held on May 21, 2010, or any adjournments or postponements thereof, on any matters that may properly come before the meeting, including all matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement dated May 3, 2010, subject to any directions noted on the reverse side of this card.  If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxy holders will vote for election of a substitute nominee proposed by management.

1. To elect three (3) directors to serve for one-year terms ending in the year 2010 or until each of their successors are duly elected and qualified;

	☐ FOR all nominees listed at left	☐ WITHHOLD AUTHORITY
Peter Wang	(except as written below to the	TO VOTE for all nominees listed
Rong Shi	contrary)	at left
Chris X. Chen

Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided above.

2.  To approve the change of the Company name to “Zhongchai Machinery, Inc.”

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To approve the 2010 Performance Equity Plan, for up to 2,500,000 shares underlying awards.

☐ FOR ☐ AGAINST ☐ ABSTAIN

The shares represented by this proxy will be voted as directed by the undersigned stockholder. If no direction is given, such shares will be voted “FOR” the nominees listed in Proposal 1, “FOR” each of Proposals 2 and 3, and in the discretion of the proxy holder(s) with respect to other matters properly brought before the meeting, including any adjournments thereof.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

______________________________________

Date: ____________________, 2010

Signature:  _____________________________________________________

Signature if held jointly: ___________________________________________

Note:  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.